                                                                     Exhibit 4.4

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED.

                   WARRANT TO PURCHASE SHARES OF COMMON STOCK

                                       OF

                               ALSIUS CORPORATION,
                            A CALIFORNIA CORPORATION

Date of Grant: April 30, 2003

     This certifies that for the purchase price paid, the undersigned holder of this Warrant (the "Original Holder") and any person to whom the interest in this Warrant is lawfully transferred (the Original Holder hereof and such transferees referred to hereinafter as the "Holder"), is entitled to purchase up to that number of shares of Common Stock (as hereinafter defined) as determined pursuant to Section 1(b) hereof, pursuant to the terms of this Warrant. "Common Stock" means the Common Stock of Alsius Corporation, a California corporation (the "Company"). This Warrant is being issued in connection with a series of convertible promissory notes issued by the Company on the Date of Grant of this Warrant (such notes, together with and notes having substantially the same terms that are later issued, the "Bridge Notes"). The Bridge Notes are automatically convertible into preferred stock of the Company (the "Series F Preferred Stock") upon a financing with certain triggering events (such financing triggering the automatic conversion of the Bridge Notes, a "Qualified Financing").

     1. Exercise of Warrant.

          (a) Exercise Price; Aggregate Exercise Price. The exercise price at which this Warrant may be exercised shall be equal to ten percent (10%) of the price per share of Series F Preferred Stock paid in the Qualified Financing or, if no Qualified Financing occurs prior to the earlier of (i) the maturity date of the Bridge Notes (including any extension thereof in accordance with the terms of the Bridge Notes) (the "Maturity Date") or (ii) the consummation of a Sale Transaction (as defined in the Bridge Notes), the exercise price at which this Warrant may be exercised shall be equal to $0.207 (the "Exercise Price"). The initial "Aggregate Exercise Price" will be the amount resulting from multiplying the Exercise Price times the total number of shares of the Common Stock that may be purchased upon exercise hereof.

          (b) Number of Shares. Subject to the exercisability restrictions set forth in Section 1(c) hereof and as adjusted pursuant to Section 2 hereof, this Warrant will entitle the

Holder to purchase up to the number of shares of Common Stock equal to the quotient obtained by dividing forty percent (40%) of the original principal amount of the Holder's Bridge Note by the Series F Preferred Stock per share price; provided, however, that if no Qualified Financing occurs prior to the earlier of (i) the Maturity Date or (ii) the consummation of a Sale Transaction, this Warrant will entitle the Holder to purchase up to the number of shares of Common Stock equal to the quotient obtained by dividing forty percent (40%) of the original principal amount of the Holder's Bridge Note by $2.07.

          (c) Exercise Period. This Warrant shall become exercisable on the earliest to occur of (i) a Qualified Financing in which the Bridge Notes automatically convert into Series F Preferred Stock, (ii) the Maturity Date and
(iii) immediately prior to a Sale Transaction, provided such exercise of this Warrant shall be conditioned upon the closing of a Sale Transaction ("Exercise Date"). This Warrant will be exercisable for a period of five (5) years from the Exercise Date.

          (d) Method of Exercise; Payment. The purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, for up to the total number of shares remaining available for exercise by the surrender of this Warrant (with the notice of exercise form attached hereto as Annex I duly executed) at the principal office of the Company and by payment to the Company, by: (i) check made payable to the Company drawn on a United States bank and for United States funds, (ii) delivery to the Company of evidence of cancellation of indebtedness of the Company to such Holder, or (iii) any combination thereof, of an amount in each case equal to the then applicable Exercise Price per share multiplied by the number of shares of Common Stock then being purchased. Upon partial exercise, the Company shall promptly issue an amended warrant representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended warrant shall be identical to those contained herein, including, but not limited to the effective date hereof.

          (e) Net Exercise. In the event that the Company's Common Stock is then traded on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or is listed on the National Market (the "National Market") of the National Association of Securities Dealers Automated Quotations System (the "Nasdaq") or other over-the-counter quotation system, then the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares equal to the value of this Warrant, or any portion hereof, by the surrender of this Warrant or such portion to the Company (with the notice of exercise form attached hereto as Annex I duly executed). Thereupon, the Company shall issue to the Holder such number of fully paid and nonassessable shares of Common Stock as is computed using the following formula:

                     Y (A - B)
                     ---------
                 X =     A

          Where: X = The number of shares of Common Stock to be issued to the
                     Holder pursuant to this net exercise;

                 Y = The number of shares of Common Stock in respect of which the net issue election is made;

                 A = The fair market value of one share of the Company's Common
                     Stock at the time the net issue election is made;

                 B = The Exercise Price in effect under this Warrant at the time the net issuance election is made pursuant to this Section 1(e).

     For purposes of this Section 1(e), the fair market value of one share of the Company's Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange for the ten (10) trading days ending on the trading day prior to the net exercise election; and (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) for the ten (10) trading days ending on the trading day prior to the net exercise.

          (f) Issuance of New Warrant. In the event of any exercise of the purchase right represented by this Warrant, certificates for the shares of Common Stock so purchased will be delivered to the Holder within fifteen (15) business days after receipt of such payment and, unless this Warrant has been fully exercised or has expired, a new warrant representing the portion of the shares of Common Stock, if any, with respect to which this Warrant will not then have been exercised will also be issued to the Holder within a fifteen (15) business day period.

     2. Adjustment of Number and Kind of Securities and Adjustment of Exercise Price. The number and kind of securities purchasable upon the exercise of this Warrant, and the Exercise Price, will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (a) Reclassification, Reorganization, Consolidation or Merger. In case of any reclassification of the Common Stock of the Company, or any reorganization, consolidation or merger of the Company with or into another corporation (other than a merger or reorganization with respect to which the Company is the continuing corporation and which does not result in any reclassification of the Common Stock), the Company, or such successor corporation, as the case may be, will execute and deliver to the Holder a new warrant in substitution for this Warrant which will provide that the Holder will have the right to exercise such new warrant and upon such exercise to receive, in lieu of each share of Common Stock issuable upon exercise of this Warrant, the number and kind of securities, money and property receivable upon such reclassification, reorganization, consolidation or merger by a holder of shares of Common Stock of the Company for each share of Common Stock. Such new warrant will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2 including, without limitation, adjustments to the Exercise Price and to the number of shares issuable upon exercise of this Warrant. The provisions of this Section 2(a) will similarly apply to successive reclassifications, reorganizations, consolidations or mergers.

          (b) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired splits, subdivides or combines its Common Stock, the Exercise Price will be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination. Any adjustment under this Section 2(b) will become effective when the split, subdivision or combination becomes effective.

          (c) Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired will pay a dividend with respect to the Common Stock payable in shares of Common Stock, securities convertible into or exchangeable for Common Stock ("Convertible Securities"), the Exercise Price will be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which will be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which will be the total number of shares of Common Stock outstanding immediately after such dividend or distributions (including shares of Common Stock issuable upon exercise, conversion or exchange of any Convertible Securities issued as a dividend or distribution). If the Convertible Securities issued as such dividend or distributions by their terms provided, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or any increase or decrease in the number of shares issuable upon exercise, conversion or exchange thereof any change of rate or otherwise), the Exercise Price will, upon any such decrease or increase becoming effective, be reduced or increased to reflect such decrease or increase as if such decrease or increase became effective immediately prior to the issuance of the Convertible Securities as the dividend or distribution. Any adjustment under this Section 2(c) will become effective on the record date or, if there is not record date, on the date of issuance.

          (d) Adjustment of Number of Shares. Upon each adjustment in the Exercise Price pursuant to this Section 2, the number of shares issuable upon exercise of this Warrant will be adjusted to the number obtained by dividing the then outstanding Aggregate Exercise Price by the Exercise Price immediately after such adjustment.

     3. Compliance With Securities Act; Transferability of Warrant.

          (a) Legends. Any certificate for shares issued upon exercise hereof will be imprinted with a legend in substantially the form set forth in the Notice of Exercise form attached hereto as Annex I.

          (b) Restricted Securities. The Holder understands that the Warrant and the Common Stock that the Holder is purchasing are characterized as "restricted securities" under the federal securities laws, inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "1933 Act") only in certain limited circumstances. In this connection, the Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. The Holder understands Rule 144 is not currently available for the sale of the Common Stock and may never be so available.

          (c) Transferability and Negotiability of Warrant. This Warrant may not be transferred or assigned in whole or in part, unless (i) there is then in effect a registration statement (declared effective by the Securities and Exchange Commission (the "SEC") and necessary state regulatory authorities) under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) the Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a brief statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of such shares under the 1933 Act; provided however, no such registration or opinion shall be necessary for any transfer of this Warrant: (i) in compliance with Rule 144 or Rule 144A of the 1933 Act, (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing or (iii) pursuant to a transfer to any partner, former partner, affiliate or the estate of any such partner of the Holder; provided that, in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of this Warrant. Subject to the provisions of this Section 3(c), title to this Warrant may be transferred in the same manner as a negotiable instrument transferable by endorsement and delivery, by execution and delivery of a completed Assignment Form attached hereto as Annex II.

     4. Representations and Warranties of the Holder. The Holder hereby represents and warrants that:

          (a) Authorization. The Holder has full power and authority to enter into this Warrant, and this Warrant constitutes the valid and legally binding obligations of the Holder, enforceable in accordance with its terms.

          (b) Purchase Entirely for Own Account. This Warrant and the Common Stock issuable upon exercise of this Warrant (collectively, the "Securities") will be acquired for investment for the Holder's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Securities to such person or to any third person.

          (c) Disclosure of Information. The Holder believes that the Holder has received all the information the Holder considers necessary or appropriate for deciding whether to purchase this Warrant. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering and sale of the Securities.

          (d) Investment Experience. The Holder is an investor in securities of companies in the development stage and acknowledges that the Holder is able to fend for himself and bear the economic risk of its investment, including the complete loss thereof, and has such knowledge and experience in financial or business matters that the Holder is capable of evaluating the merits and risks of the investment in the Securities. The Holder acknowledges that the Company currently is seeking investors to participate in a proposed offering of the Company's securities, but there can be no assurances that the Company will find financing on acceptable terms, if at all. The Holder has not been organized for the purpose of acquiring the Securities.

          (e) Accredited Investor. The Holder is an "accredited investor" within the meaning of Rule 501 of Regulation D, as presently in effect, promulgated under the 1933 Act.

     5. Market Stand-Off Agreement. The Holder agrees, so long as the Holder holds at least one percent (1%) of the Company's outstanding voting equity securities, in connection with the Company's initial public offering of the Company's securities that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Stock of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days in the case of a Qualified IPO (as hereinafter defined) and not to exceed ninety (90) days, or one hundred twenty (120) days if the Holder holds ten percent (10%) of the outstanding stock of the Company, in the case of any other public offering) from the effective date of such registration as may be requested by the underwriters; provided, that all other Holders of at least one percent (1%) of the Company's outstanding voting equity securities and all of the officers and directors of the Company who own stock of the Company also agree to such restrictions. A "Qualified IPO" shall mean a firm underwritten public offering by the Company of its Common Stock, with net proceeds of at least $20,000,000 and with a price per share of at least $4.80 (as adjusted for any stock splits, stock dividends, recapitalizations or the like), prior to the deduction of underwriting commissions and offering expenses.

     6. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of loss, theft, or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

     7. Reservation of Stock. The Company covenants that during the term this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of this Warrant.

     8. Notices. In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

          (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation, or

          (c) of any voluntary dissolution, liquidation of winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

     9. Rights of Shareholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares of Common Stock purchasable upon the exercise hereof shall have been issued, as provided herein.

     10. Fractional Shares. No fractional shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company will make a cash payment therefor upon the basis of the Exercise Price then in effect.

     11. Assignment. This Warrant applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto. Any transfer of this Warrant will be effected only by surrender of this Warrant to the Company and reissuance of a new note to transferee. The Holder and any subsequent holder(s) of this Warrant receive this Warrant subject to the foregoing items and conditions, and agree to comply with the foregoing terms and conditions for the benefit of the Company and any other holders.

     12. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when received, if personally delivered, faxed, sent by nationally recognized courier or U.S. Mail return-receipt requested, or (ii) on the third
(3rd) business day after deposit in the U.S. Mail, if sent by first-class mail, in any such case to the address of the Holder set forth below and to the Company at Alsius Corporation, 15570 Laguna Canyon Road, Suite 150, Irvine, California 92618, fax

(949) 753-1819, Attention: President. Any party hereto may by notice so given change its address for future notice hereunder.

     13. Warrant Register. This Warrant is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Warrant as he, she or it appears on the Company's books at any time as the Holder for all purposes.

     14. Amendment, Waiver, Etc. The terms of this Warrant may be amended or waived only upon the written agreement of the Company and the Holder; provided, however, that during the time (and only during the time) the Bridge Notes are outstanding, the terms of this Warrant and all of the other Warrants issued by the Company in connection with the Bridge Notes may be amended or waived upon the written agreement of the Company and the holders of a majority or more of the aggregate principal amount of all Bridge Notes (the "Majority Holders"), whether or not the Holder of this Warrant agrees thereto, as long as such amendment or waiver is the same for all Warrants. Any such amendment or waiver agreed to by the Company and the Majority Holders during the time the Bridge Notes are outstanding will be binding on the holders of all Warrants. Amendments or waivers to which the Company and the Majority Holders may agree, and which will be binding on holders of all Warrants, include, but are not limited to, (i) shortening the term of the Warrants, (ii) changing the exercise price of the Warrants, or (iii) reducing the number of shares for which the Warrants are exercisable (as long as such reduction is proportionally the same for each Warrant holder based on the shares covered by such holder's Warrant relative to the shares covered by all Warrants).

     15. Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Warrant. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

     16. Severability. If any provision or set of provisions of this Warrant (or any portion thereof) is held by an arbitrator or court of competent jurisdiction to be invalid, illegal or unenforceable for any reason whatever: (a) such provision shall be limited or modified in its application to the minimum extent necessary to avoid the invalidity, illegality or unenforceability of such provision and such modified provision shall be reduced to a writing and signed by the parties hereto; (b) the validity, legality and enforceability of the remaining provisions of this Warrant shall not in any way be affected or impaired thereby; and (c) to the fullest extent possible, the provisions of this Warrant shall be construed so as to give effect to the intent manifested by the provision (or portion thereof) held invalid, illegal or unenforceable.

     17. Effect of Amendment or Waiver. Each Holder acknowledges that by the operation of Section 14 hereof, less than all of the Holders of Warrants (or such transferees of Warrants) may effect an amendment or waiver of provisions of the Warrants and may therefore diminish or eliminate all rights of such Holder under this Warrant even though such Holder has not consented to the amendment or waiver.

     18. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of California, without regards to its conflict of laws provisions.

     IN WITNESS WHEREOF, the undersigned have caused this Warrant to be executed by the undersigned as of the date first set forth above.

                                        ALSIUS CORPORATION


                                        By:
                                            ------------------------------------
                                            William Worthen
                                            President & CEO


                                        HOLDER:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------

                                                 -------------------------------
                                        Fax:
                                             -----------------------------------
                                        Phone:
                                               ---------------------------------

                                     ANNEX I
                                   TO WARRANT

                        Stock Warrant Notice of Exercise

Ladies/Gentlemen:

On this date the undersigned, ______________________________, hereby acquires from Alsius Corporation, a California corporation (the "Company"), an aggregate of _____________ shares of Common Stock, as defined in the Warrant which is exercised hereby (the "Restricted Securities").

1. Investment Intent. The undersigned represents and warrants that:

     (a) The Restricted Securities have been acquired by the undersigned for investment and not with a view to the sale or other distribution thereof within the meaning of the Securities Act of 1933, as amended (the "1933 Act") and the undersigned has no present intention of selling or otherwise disposing of all or any portion of the Restricted Securities.

     (b) The undersigned has acquired the Restricted Securities for the undersigned's own account and no one else has any beneficial ownership in the Restricted Securities.

2. Restrictions on Transfer. The undersigned understands that:

     (a) In reliance upon the representations and warranties set forth herein, the Restricted Securities have not been registered with the Securities and Exchange Commission (the "SEC"), and accordingly may not be offered, sold or otherwise transferred except in compliance with the 1933 Act (including any exemptions from registration thereunder);

     (b) The undersigned must bear the economic risk of the undersigned's investment in the Restricted Securities indefinitely unless and until the Restricted Securities are registered pursuant to the 1933 Act or, in the opinion of counsel in form and substance satisfactory to the Company, an exemption from the registration requirement is available;

     (c) The undersigned cannot be assured that any exemption from the registration requirement will be available should the undersigned desire to transfer the Restricted Securities, and, therefore, the undersigned may not be able to dispose of or otherwise transfer the Restricted Securities, under the circumstances, in the amounts, or at the time proposed by the undersigned; and

     (d) Rule 144 promulgated under the 1933 Act, which provides for certain limited, routine sales of unregistered securities, is not presently available with respect to the Restricted Securities, and the Company is under no obligation to furnish the information that might be necessary to enable the undersigned to sell any of the Restricted Securities under Rule 144.

3. Legend and Stop-Transfer Orders. The undersigned understands that, if required by applicable federal securities laws at the date of issuance of the Restricted Securities, certifies or other instruments representing any of the Restricted Securities acquired by the undersigned will bear a legend substantially similar to the following, in addition to any other legends required by federal or state laws, or by any contractual agreement binding upon the undersigned with respect to the Restricted Securities:

     THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD, PLEDGED OR HYPOTHECATED ONLY IF REGISTERED AND QUALIFIED PURSUANT TO THE RELEVANT PROVISIONS OF FEDERAL AND STATE SECURITIES LAWS OR IF THE COMPANY IS PROVIDED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION AND QUALIFICATION UNDER FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED OR IF THE COMPANY OTHERWISE SATISFIES ITSELF THAT REGISTRATION IS NOT REQUIRED.

     The undersigned agrees that, to ensure and enforce compliance with the restrictions imposed by applicable law and those referred to in the foregoing legend, or elsewhere herein, the Company may issue appropriate "stop transfer instructions to its transfer agent, if any, with respect to any certificate or other instrument representing Restricted Securities, or if the Company transfers its own securities, that it may make appropriate notation to the same effect in the Company's records.

     Notwithstanding the legend above, no registration statement or opinion of counsel shall be necessary for any transfer of Restricted Securities: (i) in compliance with Rule 144 or Rule 144A of the 1933 Act, (ii) by gift, will or intestate succession by the Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing or (iii) pursuant to a transfer to any partner, former partner, affiliate or the estate of any such partner of the Holder; provided that, in each of the foregoing cases, the transferee agrees in writing to be subject to the terms of the Warrant.


-------------------------------------
(Printed name if entity)
(Signature of Individual)

(Please fill in and sign below only
if entity):


By:
    ---------------------------------
    (Signature)

Printed name:
              -----------------------
Its:
     --------------------------------
Date:
      -------------------------------

                                    ANNEX II
                                   TO WARRANT

                     ASSIGNMENT FORM FOR ALSIUS CORPORATION
                                  STOCK WARRANT

     TO ASSIGN THE FOREGOING WARRANT, EXECUTE THIS FORM AND SUPPLY REQUIRED INFORMATION. DO NOT USE THIS FORM TO EXERCISE THE WARRANT TO PURCHASE SHARES.

     PLEASE NOTE: THE WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE STATE SECURITIES LAWS. THE WARRANT IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE WARRANT.

FOR VALUE RECEIVED, the foregoing Warrant for the purchase of capital stock of Alsius Corporation and all rights evidenced thereby are hereby assigned to

Name of assignee: ______________________________________________________________

Address of assignee: ___________________________________________________________

                     ___________________________________________________________

Date: _______________________________

Assigning Holder's Name: _______________________________________________________


Assigning Holder's Signature: __________________________________________________

Assigning Holder's Address: ____________________________________________________

                            ____________________________________________________

The name and signature of the assigning Holder must be exactly the same as the Holder's name appears on the face of the assigned warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in fiduciary or their representative capacity should file with this Assignment proper evidence of their authority to so act.